Exhibit 12.1

November 25, 2025

Twin Hospitality Group Inc.

5151 Belt Line Road, Suite 1200

Dallas, Texas 75254

RE: Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as counsel to Twin Hospitality Group Inc., a Delaware corporation (the “Company”), in connection with the Company’s offering of securities (the “Offering”) pursuant to an offering statement on Form 1-A (File No.: 024-12669) (as may be amended, the “Offering Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Regulation A under the Securities Act of 1933, as amended (the “Securities Act”). The Offering Statement relates to and covers the following securities (collectively, the “Securities”): (a) up to 10,000,000 units (the “Units”), each Unit consisting of (i) one share of Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Series A Preferred Stock”, and such shares of Series A Preferred Stock forming a part of the Units, collectively, the “Series A Shares”), and (ii) one warrant (such warrants forming a part of the Units, collectively, the “Warrants”) to purchase one share of Class A Common Stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), and (b) up to 10,000,000 shares of Class A Common Stock issuable upon conversion of the Series A Shares (collectively, the “Class A Conversion Shares”). We have been requested by the Company to render this opinion letter with respect to the legality of the Securities in accordance with the requirements of Section 12 of Item 17 of Part III of Form 1-A.

In rendering the opinions expressed below, we have acted as counsel for the Company and have examined and relied upon originals (or copies certified or otherwise identified to our satisfaction) of the Offering Statement, the Offering Circular forming a part of the Offering Statement (the “Offering Circular”), the Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 2.1 to the Offering Statement) (the “Charter”), the form of the Certificate of Designation for Series A Preferred Stock (filed as Exhibit 2.2 to the Offering Statement) (the “Certificate of Designation”) to be filed by the Company with the Secretary of State of the State of Delaware prior to the sale of the Units and the issuance of the Series A Shares, the Amended and Restated Bylaws of the Company (filed as Exhibit 2.3 to the Offering Statement), the form of the Warrants (filed as Exhibit 3.1 to the Offering Statement), the form of Warrant Agent Agreement (filed as Exhibit 3.2 to the Offering Statement) (the “Warrant Agent Agreement”), the form of Subscription Agreement (filed as Exhibit 4.1 to the Offering Statement) to be entered into between the Company and each purchaser of Units (each, a “Subscription Agreement”), the Broker Agreement (filed as Exhibit 1.1 to the Offering Statement) entered into between the Company and DealMaker Securities LLC (“DealMaker”), pursuant to which DealMaker is acting as the broker-dealer of record in connection with the Offering, resolutions of the board of directors of the Company relating to the authorization and approval of the Offering and the authorization and issuance of the Securities (the “Resolutions”), such corporate records, documents, agreements and instruments of the Company, certificates of officers of the Company, and certificates of public officials, and such other records, documents, agreements, certificates and instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed relevant and necessary as a basis for the opinions set forth herein. In our examination, we have assumed, without independent investigation, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons who have executed any of the documents reviewed by us, and the conformity with the original documents of any copies thereof submitted to us for our examination. In making our examination of documents executed by parties other than the Company, we have assumed that such other parties had the power, corporate or other, to enter into and perform all of their obligations thereunder, and have also assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such other parties of such documents, and the validity and binding effect thereof. We have also assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinions expressed below. We have further assumed that the sale and issuance of the Securities will not exceed, as applicable, (a) the aggregate amount of Securities authorized under the Resolutions for sale and issuance in the Offering, (b) the authorized number of shares of Class A Common Stock set forth in the Charter, (c) the authorized number of shares of preferred stock set forth in the Charter, and (d) the authorized number of shares of Series A Preferred Stock set forth in the Certificate of Designation.

Twin Hospitality Group Inc.

November 25, 2025

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	the Units being sold pursuant to the Offering Statement have been duly authorized by all necessary corporate action of the Company;

2.	the Series A Preferred Stock and the Series A Shares have been duly authorized by all necessary corporate action of the Company, and, when the Certificate of Designation is filed with the Secretary of State of the State of Delaware and the Series A Shares are paid for and sold as a component of the Units, and issued, pursuant to a Subscription Agreement and in the manner described in the Offering Statement, such Series A Shares will be validly issued, fully paid and non-assessable;

3.	the Class A Conversion Shares have been duly authorized and validly reserved for issuance by all necessary corporate action of the Company, and, when such Class A Conversion Shares are issued upon the conversion of such Series A Shares, in accordance with the terms of the Certificate of Designation and in the manner described in the Offering Statement, such Class A Conversion Shares will be validly issued, fully paid and non-assessable;

4.	the Warrants have been duly authorized by all necessary corporate action of the Company, and, when the Warrants are paid for and sold as a component of the Units, and issued, pursuant to a Subscription Agreement and in the manner described in the Offering Statement, such Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

5.	the shares of Class A Common Stock issuable upon exercise of the Warrants (collectively, the “Class A Warrant Shares”) have been duly authorized and validly reserved for issuance by all necessary corporate action of the Company, and, when such Class A Warrant Shares are issued upon the exercise of such Warrants and the payment of the exercise price therefor, in accordance with the terms of the Warrants and the Warrant Agent Agreement and in the manner described in the Offering Statement, such Class A Warrant Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the exercise price of the Warrants will not be adjusted to an amount below the par value per share of the Class A Common Stock.

Twin Hospitality Group Inc.

November 25, 2025

The foregoing opinions are limited to the General Corporation Law of the State of Delaware, the laws of the State of New York, and the federal securities laws of the United States, and we do not express any opinion herein with respect to the laws of any other jurisdiction. In addition, we express no opinions other than as expressly set forth herein, and no opinion may be inferred or implied beyond that expressly stated herein.

The foregoing opinions are subject to (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We hereby consent to the filing of this opinion letter as Exhibit 12.1 to the Offering Statement, and to the reference to our firm appearing under the heading “Legal Matters” in the Offering Circular. We further consent to the incorporation by reference of this opinion letter and consent into any further amendment to the Offering Statement. In giving such consents, we do not thereby admit that we are within the category of persons whose consent is required to be filed under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is for your benefit in connection with the Offering Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Sincerely,

/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP